UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2012

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2012, the Board of Directors (the “Board”) of Real Goods Solar, Inc. (the “Company”) appointed Kamyar Mofid as the Company’s Chief Executive Officer and elected him to serve as a director.

Mr. Mofid, age 44, brings a wealth of knowledge and experience in the solar industry to the Company. Most recently Mr. Mofid was General Manager of Global Residential and Light Commercial Systems at SunEdison, a global provider of solar energy solutions. Prior to this role, from March 2010 to July 2011 he was President of Mainstream Energy, a downstream solar energy company and the parent company of REC Solar and AEE Solar. Prior to his entry into the solar sector, Mr. Mofid served as President of Teleflex Power Systems, a business unit of Teleflex, Inc. focused on environmentally friendly products and technologies, starting in July 2005. In the earlier part of his career, Mr. Mofid held engineering and operations management positions at United Technologies and General Motors. Mr. Mofid holds an M.Sc. degree from Georgia Institute of Technology’s School of Industrial & Systems Engineering and a B.Sc. degree in Electrical Engineering from the University of Waterloo, in Waterloo, Ontario, Canada.

Mr. Mofid will receive annual compensation of $300,000 for serving as the Company’s Chief Executive Officer. Mr. Mofid will be eligible to receive annual bonuses at up to 100% of his base salary based on the achievement by the Company of certain financial and operating objectives established by the Board. For 2012, Mr. Mofid is guaranteed a bonus of $120,000 which will be paid no later than May 1, 2013. Additionally, on July 30, 2012, the Company granted to Mr. Mofid options to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the opening market price on such date. The options vest 2% per month for 50 months commencing on the first day of the eleventh month after grant and expire on July 30, 2019. In the event of a change of control of the Company, 50% of Mr. Mofid’s then unvested equity awards will immediately vest. In connection with the commencement of his employment with the Company, Mr. Mofid will receive a one-time relocation allowance of $50,000. Mr. Mofid is also entitled to participate in employee benefits programs available to the Company’s other executive officers. Mr. Mofid will be subject to a two-year covenant concerning confidentiality, non-competition, non-solicitation of employees and customers and assignment of inventions

Effective July 30, 2012, William S. Yearsley stepped down from his positions as Chief Executive Officer and a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release, dated July 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John Coletta
John Coletta
Chief Financial Officer

Date: July 30, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release, dated July 30, 2012